EXHIBIT 99.1

For Immediate Release

Investor Contacts:	Nate Wallace	Raj Rajaji
	Manugistics Group, Inc.	Manugistics Group, Inc.
	Investor Relations	Chief Financial Officer
	301-255-5059	301-255-5087

Press Contacts:	Didi Blackwood	Laura Janes
	Manugistics Group, Inc.	Manugistics Group, Inc.
	dblackwo@manu.com	ljanes@manu.com
	301-255-5330	301-255-5330

Manugistics Announces First Quarter Results

ROCKVILLE, Md. — June 25, 2003 — Manugistics Group, Inc. (Nasdaq: MANU), a leading global provider of supply chain and demand chain solutions, today reported results for its fiscal first quarter ended May 31, 2003. Total revenue for the first quarter was up slightly sequentially to $65.6 million compared to $65.5 million in the fourth quarter of fiscal 2003. Total revenue decreased 12 percent from the prior year quarter. Software revenue increased 9 percent sequentially to $19.9 million from $18.2 million in the Company’s fourth quarter of fiscal 2003, and decreased 19 percent from the prior year quarter.

For the quarter ended May 31, 2003, the Company reported a net loss, as measured under generally accepted accounting principles (GAAP), of $18.5 million, or $.26 per basic and diluted share, compared to $111.4 million, or $1.59 per basic and diluted share, in the fourth quarter of fiscal 2003 and $27.1 million, or $.39 per basic and diluted share, in the prior year quarter. The Company reported an operating loss of $15.0 million in the first quarter as compared to an operating loss of $108.9 million in the fourth quarter of fiscal 2003 and operating loss of $24.8 million in the prior year quarter.

For the first quarter, the Company reported a sequentially narrowed adjusted net loss of $3.0 million, or $.04 per basic and diluted share, as compared to adjusted net loss of $7.6 million, or $.11 per basic and diluted share, in the Company’s fourth quarter of fiscal 2003. Adjusted net loss was $18.4 million, or $.27 per basic and diluted share, in the prior year quarter. The Company reported adjusted operating income of $462,000 for the first quarter as compared to adjusted operating loss of $5.0 million in the Company’s fourth quarter of fiscal 2003 and adjusted operating loss of $16.2 million in the prior year quarter.

Adjusted net loss, adjusted operating income or loss and adjusted net loss per basic and diluted share referred to in this press release exclude the following items: amortization of intangibles and acquired technology, goodwill impairment charge (fourth quarter of fiscal

2003 only), restructuring and impairment charges, purchased research and development charges related to acquisitions (first quarter of fiscal 2003 only) and non-cash stock compensation charges. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables following the text of this press release.

“Manugistics is a clear leader in supply chain and demand chain solutions, and we are pleased to report two sequential quarters of revenue growth. And while we are seeing some improvement in our business, we will continue to manage our cost structure over our summer quarter,” said Greg Owens, Manugistics’ chairman and chief executive officer. “We believe we are in a strong position to capitalize on new business opportunities as the market for information technology recovers, and the enterprise applications market stabilizes in the coming months. We will maintain our sharp focus on business execution, to improve our bottom line performance as we continue to expand business across our global client base.”

“I am pleased that Jeremy Coote has joined us as president of Manugistics, furthering a distinguished career with Enterprise Resource Planning (ERP) and Customer Relationship Management (CRM) software companies – SAP and Siebel, respectively. I am confident that Jeremy’s proven leadership, expertise and reputation for execution will benefit Manugistics’ global client base,” continued Owens. “Our team, our powerful alliances, and the state-of-the-market functionality being delivered in the Manugistics 7 releases have positioned us well for long-term success as a leading software vendor.”

For the quarter ending August 31, 2003, the Company expects total revenue to range from $61 to $62 million and to report an operating loss of approximately $5.0 million on a GAAP basis. The Company expects to report adjusted operating income in its second quarter similar to its first quarter. The Company expects total revenue to increase sequentially in its third and fourth quarters of fiscal 2004 and expects to report an operating loss on a GAAP basis. The Company expects to report adjusted net income in its third and fourth quarter of fiscal 2004. Projected quarterly adjusted operating income and adjusted net income exclude expected quarterly non-cash charges of $4.6 million of amortization of intangibles and acquired technology and $700,000 for non-cash stock compensation expense.

The Company incurred restructuring and impairment charges of approximately $10.1 million during the first quarter. The restructuring and impairment charge in the first quarter related primarily to the Company vacating and expected sublease of approximately 30 percent of its office space at its corporate headquarters in Rockville, MD – for an amount less than its current lease obligation – along with severance and other benefits associated with the previously announced reduction of employees. Employee headcount stood at 1,039 as of May 31, 2003, down from 1,133 as of February 28, 2003.

During the first quarter, the Company’s aggregate cash and marketable securities increased by $5.6 million to $143.4 million. The Company’s total cash position, including restricted cash, was $147.4 million as of May 31, 2003, a decrease of $3.3 million from February 28, 2003. Cash used by operating activities was $229,000, which included a $6.25 million semi-annual interest payment on the Company’s convertible debt. Days sales outstanding in receivables improved to 72 days in the first quarter – a record low for the Company – from 88 days in the fourth quarter of fiscal 2003. Deferred revenue decreased 6 percent sequentially in the first quarter to $40.8 million as of May 31, 2003. “Our cash position has stabilized over the last six months as we’ve improved both our operating performance and collections,” said Raj Rajaji, Manugistics’ chief financial officer. “We expect our financial condition to remain stable for the remainder of fiscal 2004, ending the year with total cash and marketable securities of approximately $145 million,” added Rajaji.

First Quarter Highlights and Other Developments:

First Quarter Global Client Wins: The Company signed significant software license agreements across key vertical industries in the Americas, Europe and Asia, with first quarter global wins including, among others: Barilla Alimentare, CompUSA, Inc., WG&A Inc., Mattel, Inc., Northrop Grumman, Royal Numico and United Biscuits.

Management Developments: Manugistics is announcing that – in addition to the arrival of Jeremy Coote as president, responsible for global sales and marketing, as announced earlier this week – Neil Hooper has been appointed group vice president of demand and revenue management solutions. Hooper is driving the next generation of the Company’s leading demand and revenue management solutions – a key initiative for the company.

enVISION2003 Set for October 26-29 in Washington, DC: Manugistics’ enVISION2003 business conference, set for October 26-29 in Washington, DC, will assemble leading Fortune 1000 enterprises, Government agencies, partners, media and analysts to see client presentations and best practices that demonstrate the tangible business value derived from Manugistics’ solutions. Early interest in this year’s event is providing clear evidence of Manugistics’ strong market presence across leading global industries, and continuing traction in Government, Aerospace and Defense business sectors.

Manugistics 7 Release Delivering Powerful Performance, Lower Total Cost of Ownership: Manugistics’ 7 series of releases are delivering innovative adaptive planning and execution capabilities on a web architecture, offering groundbreaking scalability and boosting operational performance for clients around the world. Further enhancements are rolling out this summer, and version 7.2 – which will be unveiled at the Company’s enVISION2003 conference – is scheduled for delivery this winter.

Industry Leading Client Support Proves Manugistics’ Technological Superiority and Industry-Specific Capabilities: A record number of companies participated in Manugistics’ recent Client Steering Committee meeting in California. The fully-independent Client Steering Committee gathers clients twice annually to share proven best practices and discuss the future of supply and demand chain initiatives. Client input from this independent organization contributed significantly to innovations in the Manugistics 7 series.

Further, Manugistics’ recent Client Satisfaction Survey resulted in an 85 percent satisfaction rate for software and implementation quality. The survey, undertaken annually by Manugistics since 1996, of its over 1,200 clients highlights Manugistics’ continued commitment to delivering client results through innovative technologies and a proven, high caliber implementation process.

Conference Call Information: Manugistics will conduct a simultaneous conference call and audio Web-cast on Wednesday, June 25th at 5:00 PM ET to discuss the company’s financial results for its first quarter fiscal 2004. Interested parties may listen to the Web-cast by going to http://www.manugistics.com/ir/.

A recording of the call will be available from 7:00 PM ET June 25, 2003 through 7:00 PM ET June 27, 2003. To listen to the recording, callers within North America may call 800-633-8284. Callers outside North America may call 402-977-9140. Callers to the recording will be required to enter the access number for this call, which is 21145874. In addition, a recording of the Web-cast will be archived at http://www.manugistics.com/ir/ from 7:00 PM ET June 25, 2003 through September 25, 2003.

About Manugistics Group, Inc.
Manugistics is a leader in delivering supply chain and demand chain solutions. Today, more than 1,200 clients trust Manugistics to help them reduce costs, increase revenues and enhance margins. The Company provides comprehensive solutions for supply chain management, demand and revenue management, service and parts management, and supplier relationship management. Its clients include industry leaders such as AT&T, Amazon.com, BMW, Boeing, Brown & Williamson, Caterpillar, Cisco Systems, Circuit City, Coca-Cola Bottling, Continental Airlines, DaimlerChrysler, Diageo, DuPont, Fairchild Semiconductor, Ford Motor Company, Harley-Davidson, Nestle, RadioShack and Unilever. For more information, go to http://www.manugistics.com/.

FOR ADDITIONAL INFORMATION REGARDING THIS ANNOUNCEMENT, CONTACT THE MANUGISTICS NEWSBUREAU HOTLINE AT 301-255-5330.

Reasons for Presentation of Non-GAAP Financial Measures
The Non-GAAP financial measures presented in the text of this press release and accompanying supplementary financial information (also referred to as “adjusted”) represent the financial measures used by the Company’s management to evaluate the quarterly operating performance of the Company. This Non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. In addition, the Non-GAAP financial information provided may be different than similar measures used by other companies. However, the Company’s management believes these Non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future prospects in the same manner as management if they so choose. The Company believes its Non-GAAP measure of operating performance better aligns with the cash flow performance of the Company as measured under GAAP than it does with operating results as presented under GAAP, which includes or may include, from time to time, non-cash charges for amortization expense related to acquisitions, impairment losses on long-lived assets and non-cash stock compensation charges. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables that accompany this press release.

Forward-Looking Statements
Information in this release relating to Manugistics’ future prospects which are forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the following: (1) Continuing economic, political and other uncertainties may continue to adversely affect purchasing decisions for application software and services throughout our markets. Delays in closing software license transactions or reductions in the size of individual transactions, without a corresponding increase in the number of transactions, can result in quarterly revenues and income falling significantly short of anticipated levels. (2) The markets for our products and services are highly competitive and involve rapid advances in technology and frequent introductions of new products and product versions. Manugistics may not be able to keep pace with the rapid technological advances or introduce new products or product versions which satisfy customer demand or achieve market acceptance or meet competitive challenges. (3) Most of Manugistics’ expenses are fixed in the short-term. Because of past and ongoing economic, political and other uncertainties, management’s ability to accurately forecast revenue has proved difficult. Because of this and other commitments, management may be unable to adjust the Company’s cost structure quickly enough to align its cost structure with its revenue. Manugistics has recently instituted cost reductions and cost containment initiatives which include, among other things, a significant decrease in its employee workforce. There can be no assurances as to the effectiveness of these initiatives on the Company’s overall financial performance and condition or that these initiatives will not have an adverse impact on Manugistics’ ability to successfully operate its business. (4) Manugistics has introduced and will continue to introduce new and revised versions of software application products and services, such as its web-based architecture in Manugistics 7.0 and 7.1 (released in May 2002 and February 2003, respectively) and its expected release of Manugistics 7.2. There can be no assurance as to the market acceptance or contribution to revenue of these products and services.

Forward looking statements may be identified by the use of words such as “anticipate,” “believe,” “building,” “confident,” “continue,” “encouraged,” “execute,” “expect,” “feel,” “forecast,” “focus,” “future,” “guidance,” “improve,” “intend,” “looking forward,” “must,” “optimistic,” “plans,” “predict,” “see,” “stabilize,” “target,” “well positioned” or “will.” More information about factors that potentially could affect Manugistics’ financial results is included in Manugistics filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2003. Manugistics assumes no obligation to update the forward-looking information contained in this announcement.

Manugistics is a registered trademark, and the Manugistics logo, the phrase Enterprise Profit Optimization and Manugistics NetWORKS are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

MANUGISTICS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — GAAP(1)
(in thousands, except per share data)

	Three Months Ended
	May 31,
	(Unaudited)

	2003	2002

REVENUE:
Software	$19,909	$24,516
Services	21,503	26,865
Support	21,469	20,209
Reimbursed expenses	2,760	3,010

Total revenue	65,641	74,600

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	4,416	6,238
Amortization of acquired technology	3,572	2,911
Cost of services and support	23,512	25,821
Cost of reimbursed expenses	2,760	3,010
Sales and marketing	16,849	30,978
Product development	11,293	17,532
General and administrative	6,349	7,190
Amortization of intangibles	1,004	852
Restructuring and impairment charges	10,137	—
Purchased research and development	—	3,800
Non-cash stock compensation charge	725	1,077

Total operating expenses	80,617	99,409

OPERATING LOSS	(14,976)	(24,809)
OTHER EXPENSE, NET	(3,296)	(2,193)

LOSS BEFORE INCOME TAXES	(18,272)	(27,002)
PROVISION FOR INCOME TAXES	199	79

NET LOSS	$(18,471)	$(27,081)

BASIC AND DILUTED LOSS PER SHARE	$(0.26)	$(0.39)
SHARES USED IN BASIC AND DILUTED SHARE CALCULATION	70,105	69,356

(1)	GAAP = Generally Accepted Accounting Principles

MANUGISTICS GROUP, INC AND SUBSIDIARIES
ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — NON — GAAP(1)
(in thousands, except per share data)

	Three Months Ended
	May 31,
	(Unaudited)

	2003	2002

REVENUE:
Software	$19,909	$24,516
Services	21,503	26,865
Support	21,469	20,209
Reimbursed expenses	2,760	3,010

Total revenue	65,641	74,600

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	4,416	6,238
Cost of services and support	23,512	25,821
Cost of reimbursed expenses	2,760	3,010
Sales and marketing	16,849	30,978
Product development	11,293	17,532
General and administrative	6,349	7,190

Total operating expenses	65,179	90,769

ADJUSTED OPERATING INCOME (LOSS)	462	(16,169)
OTHER EXPENSE, NET	(3,296)	(2,193)

ADJUSTED LOSS BEFORE INCOME TAXES	(2,834)	(18,362)
PROVISION FOR INCOME TAXES	199	79

ADJUSTED NET LOSS	$(3,033)	$(18,441)

BASIC AND DILUTED LOSS PER SHARE	$(0.04)	$(0.27)
SHARES USED IN BASIC AND DILUTED SHARE CALCULATION:	70,105	69,356

(1)	The adjusted condensed consolidated statements of operations is a non-GAAP presentation of the Company’s financial performance that is intended to enhance the understanding of the results of operations. Please see the reconciliation to GAAP results that also accompanies this press release.

MANUGISTICS GROUP, INC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MAY 31, 2003
(in thousands, except per share data)

	GAAP	Adjustments		Adjusted(1)

REVENUE:
Software	$19,909	$—		$19,909
Services	21,503	—		21,503
Support	21,469	—		21,469
Reimbursed expenses	2,760	—		2,760

Total revenue	65,641	—		65,641

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	4,416	—		4,416
Amortization of acquired technology	3,572	(3,572	)(a)	—
Cost of services and support	23,512	—		23,512
Cost of reimbursed expenses	2,760	—		2,760
Sales and marketing	16,849	—		16,849
Product development	11,293	—		11,293
General and administrative	6,349	—		6,349
Amortization of intangibles	1,004	(1,004	)(a)	—
Restructuring and other impairment charges	10,137	(10,137	)(b)	—
Non-cash stock compensation charge	725	(725	)(c)	—

Total operating expenses	80,617	(15,438)		65,179

OPERATING (LOSS) INCOME	(14,976)	15,438		462
OTHER EXPENSE, NET	(3,296)	—		(3,296)

LOSS BEFORE INCOME TAXES	(18,272)	15,438		(2,834)
PROVISION FOR INCOME TAXES	199	—		199

NET LOSS	$(18,471)	$15,438		$(3,033)

BASIC AND DILUTED LOSS PER SHARE	$(0.26)			$(0.04)
SHARES USED IN BASIC AND DILUTED SHARE CALCULATION:	70,105			70,105

MANUGISTICS GROUP, INC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS THREE MONTHS ENDED MAY 31, 2002
(in thousands, except per share data)

	GAAP	Adjustments		Adjusted(1)

REVENUE:
Software	$24,516	$—		$24,516
Services	26,865	—		26,865
Support	20,209	—		20,209
Reimbursed expenses	3,010	—		3,010

Total revenue	74,600	—		74,600

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	6,238	—		6,238
Amortization of acquired technology	2,911	(2,911	)(a)	—
Cost of services and support	25,821	—		25,821
Cost of reimbursed expenses	3,010	—		3,010
Sales and marketing	30,978	—		30,978
Product development	17,532	—		17,532
General and administrative	7,190	—		7,190
Amortization of intangibles	852	(852	)(a)	—
Purchased research and development	3,800	(3,800	)(d)	—
Non-cash stock compensation charge	1,077	(1,077	)(c)	—

Total operating expenses	99,409	(8,640)		90,769

OPERATING LOSS	(24,809)	8,640		(16,169)
OTHER EXPENSE, NET	(2,193)	—		(2,193)

LOSS BEFORE INCOME TAXES	(27,002)	8,640		(18,362)
PROVISION FOR INCOME TAXES	79	—		79

NET LOSS	$(27,081)	$8,640		$(18,441)

BASIC AND DILUTED LOSS PER SHARE	$(0.39)			$(0.27)
SHARES USED IN BASIC AND DILUTED SHARE CALCULATION:	69,356			69,356

(1)	The adjusted financial information provided is a non-GAAP measure of the Company’s financial performance that is intended to enhance the understanding of the results of operations.

Footnotes:
(a)	Amortization of intangibles and acquired technology related to acquisitions.
(b)	Restructuring and other impairment charges.
(c)	Non-cash stock compensation charge.
(d)	Purchased research and development charges related to acquisitions.

MANUGISTICS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	May 31,	February 28,
	2003	2003

	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$142,593	$134,789
Marketable securities	781	2,946

Total cash, cash equivalents and marketable securities	143,374	137,735

Accounts receivable, net	52,582	63,940
Other current assets	14,053	11,612

Total current assets	210,009	213,287

NONCURRENT ASSETS:
Property and equipment, net	26,580	31,230
Software development costs, net	13,290	13,428
Goodwill	187,630	187,438
Intangible and other assets	66,305	71,010
Restricted cash	4,014	12,980

TOTAL	$507,828	$529,373

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,371	$9,738
Accrued liabilities	35,926	40,370
Deferred revenue	40,751	43,388

Total current liabilities	86,048	93,496

NONCURRENT LIABILITIES:
Convertible debt	250,000	250,000
Long-term debt and capital leases	4,293	4,795
Other	11,830	9,000
STOCKHOLDERS’ EQUITY	155,657	172,082

TOTAL	$507,828	$529,373

SUPPLEMENTAL BALANCE SHEET INFORMATION:
Total cash, cash equivalents, marketable securities and restricted cash	$147,388	$150,715

MANUGISTICS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	May 31,
	(Unaudited)

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,471)	$(27,081)
Non-cash items	20,633	15,850
Changes in assets and liabilities	(2,391)	507

NET CASH USED IN OPERATING ACTIVITIES	(229)	(10,724)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(129)	(3,093)
Restricted cash	8,966	—
Capital expenditures	(203)	(5,977)
Capitalization/purchases of software	(2,688)	(3,833)
Sales (purchases) of marketable securities, net	2,165	(8)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	8,111	(12,911)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt and capital lease obligations	(705)	(935)
Proceeds from exercise of stock options and employee stock plan purchases	27	3,346

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(678)	2,411

EFFECTS OF EXCHANGE RATES ON CASH BALANCES	600	1,125

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,804	(20,099)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	134,789	228,801

CASH AND CASH EQUIVALENTS, END OF PERIOD	$142,593	$208,702

MANUGISTICS GROUP, INC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(in thousands)

	Three Months Ended
	May 31,
	(Unaudited)

	2003	2002

Days sales outstanding — accounts receivable, net(1)	72	83
Product development costs, as reported	$11,293	$17,532
Capitalized software development costs	2,315	3,588

Gross product development costs	$13,608	$21,120

Gross product development costs — % of revenue	20.7%	28.3%

Capitalized software development costs	$2,315	$3,588
Amortization of capitalized software development costs	(2,433)	(3,598)

Net	$(118)	$(10)

(1)	Excludes the impact of acquisitions